UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 3, 2012

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	75-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 South Boulder Ave. Suite 700, Tulsa, Oklahoma 74119
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (918) 280-8693

Copy of correspondence to:

Gregory Sichenzia, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On October 3, 2012, David Humphrey, Dale Schoenefeld and Steve Signoff each resigned for personal reasons, effective immediately, as a director of MacroSolve, Inc. (the “Company”).  In submitting their resignations, Messrs. Humphrey, Schoenefeld and Signoff did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Appointment of Officers

On October 3, 2012, the Board of Directors of the Company appointed the executive officers of the Company for the next year, as follows:

Name	Title

James C. McGill	Chairman of the Board of Directors, President and Chief Executive Officer
Kendall Carpenter	Executive Vice President, Chief Financial Officer and Secretary

Previously, Mr. McGill served as the Executive Chairman of the Board of Directors and Ms. Carpenter served as Vice President Finance and Administration, Chief Financial Officer, Secretary and Treasurer.

ITEM 9.01      Financial Statements and Exhibits.

(d) Exhibits.

99.01	Letter of Resignation from David Humphrey.
99.02	Letter of Resignation from Dale Schoenefeld.
99.03	Letter of Resignation from Steve Signoff.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: October 9, 2012	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

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